As filed with the Securities and Exchange Commission on November 2, 2004

Registration No. 333-92027

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kennedy-Wilson, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4364537
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9601 Wilshire Blvd., Suite 220

Beverly Hills, CA 90210

(Address of Principal Executive Offices) (Zip Code)

Kennedy-Wilson, Inc. 1992 Incentive and Nonstatutory Stock Option Plan

Kennedy-Wilson, Inc. 1992 Non-Employee Director Stock Option Plan

(Full Title of the Plans)

Freeman A. Lyle

9601 Wilshire Blvd., Suite 220

Beverly Hills, CA 90210

(Name and Address of Agent For Service)

(310) 887-6400

(Telephone Number, Including Area Code, of Agent For Service)

Post-Effective Amendment No. 1

Kennedy-Wilson, Inc. (the “Registrant”) registered 1,700,000 shares of common stock on a Registration Statement on Form S-8 (file number 333-92027) under the Securities Act of 1933, as amended, filed on December 3, 1999 (the “S-8 Registration Statement”), to be issued pursuant to the Registrant’s 1992 Incentive and Nonstatutory Stock Option Plan and the Registrant’s 1992 Non-Employee Director Stock Option Plan (the “Plans”). The Registrant recently terminated the registration of the Registrant’s shares of common stock under the Securities Exchange Act of 1934. The Registrant’s Board of Directors has approved plans to terminate the registration of the unissued and unsold shares of common stock of the Plans registered pursuant to the Registration Statement. Accordingly, the Registrant is filing this post-effective amendment to remove from registration each of the shares of common stock that were registered under the S-8 Registration Statement but remain unissued and unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

KENNEDY-WILSON, INC.

Date:	November 2, 2004	By:	/s/ WILLIAM J. McMORROW
William J. McMorrow Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this post-effective amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ WILLIAM J. McMORROW William J. McMorrow	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 2, 2004

/s/ FREEMAN A. LYLE Freeman A. Lyle	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	November 2, 2004

/s/ JEFFREY HUDSON Jeffrey Hudson	Director	November 2, 2004

/s/ KENT MOUTON Kent Mouton	Director	November 2, 2004

/s/ JERRY R. SOLOMON Jerry R. Solomon	Director	November 2, 2004